Via Renewables, Inc. Announces New $195 Million Credit Facility
HOUSTON, July 5, 2022 (ACCESSWIRE) – Via Renewables, Inc. (“Via Renewables” or the “Company”) (NASDAQ: VIA, VIASP), an independent retail energy services company, announced today the closing of a new three-year $195.0 million senior secured borrowing base credit facility (the “Senior Credit Facility”) to replace its existing senior secured credit facility.
The Senior Credit Facility, which includes a $55 million accordion, replaces the Company’s current $227.5 million credit facility, which was set to mature October 2023. The Senior Credit Facility provides for working capital loans, acquisition loans, swingline loans and letters of credit.
Woodforest National Bank is the Administrative Agent, and acted as the Sole Bookrunner and Syndication Agent. Woodforest National Bank and BOKF, NA (d/b/a Bank of Texas) acted as Joint Lead Arrangers.
“The successful closing of this facility demonstrates our continued proactive approach to managing our balance sheet. This agreement positions us to execute on our strategic initiatives, invest in our growth opportunities, and continue our disciplined pursuit of acquisitions that can accelerate our growth,” said Keith Maxwell, Via Renewables’ President and Chief Executive Officer. “We want to thank our lenders for their continued commitment to Via Renewables’ success.”
“We appreciate Woodforest National Bank and Bank of Texas’s leadership in helping us to close this new credit facility,” said Mike Barajas, Via Renewables’ Chief Financial Officer. “Via Renewables’ new facility allows for increased operating flexibility through less restrictive financial covenants and provides us with a very competitive, long-term capital structure to generate value for our shareholders in 2022 and beyond.”
About Via Renewables, Inc.
Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity under our well-established and well-regarded brands, including Spark Energy, Major Energy, Provider Power, and Verde Energy. Headquartered in Houston, Texas, Via Renewables currently operates in 19 states and serves 101 utility territories. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Via Renewables Investor Relations website at ViaRenewables.com. Investors are urged to monitor our website regularly for information and updates about the Company.
Cautionary Note Regarding Forward Looking Statements
This press release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “could,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this press release are forward-looking statements. The forward-looking statements include statements regarding the expected impacts and benefits of the Senior Credit Facility, business strategy, prospects for growth and acquisitions, future operations, financial position, prospects, plans, objectives, beliefs of management, availability and terms of capital, and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.

The forward-looking statements in this press release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:
•evolving risks, uncertainties and impacts relating to COVID-19, including the geographic spread, the severity of the disease, the scope and duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential for continuing negative impacts of COVID-19 on economies and financial markets;
•the ultimate impact of the 2021 severe weather event, including future benefits or costs related to ERCOT market securitization efforts, and any corrective action by the State of Texas, ERCOT, the Railroad Commission of Texas, or the Public Utility Commission of Texas;
•changes in commodity prices and interest rates;
•the sufficiency of risk management and hedging policies and practices;
•the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;
•federal, state and local regulations, including the industry’s ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;
•our ability to borrow funds and access credit markets;
•restrictions in our debt agreements and collateral requirements;
•credit risk with respect to suppliers and customers;
•changes in costs to acquire customers as well as actual attrition rates;
•accuracy of billing systems;
•our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;
•significant changes in, or new changes by, the independent system operators (“ISOs”) in the regions we operate;
•competition; and
•the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and other public filings and press releases.
You should review the risk factors and other factors noted throughout this press release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this press release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Contact: Via Renewables, Inc.
Investors:
Mike Barajas, 832-200-3727
Media:
Kira Jordan, 832-255-7302